Registration No. 333-147783

As filed with the Securities and Exchange Commission on July 27, 2010

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-1/A ON FORM S-3/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROVECTUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	90-0031917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7327 Oak Ridge Highway, Suite A Knoxville, Tennessee 37931 (866) 594-5999
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Timothy C. Scott, Ph.D., President Provectus Pharmaceuticals, Inc. 7327 Oak Ridge Highway, Suite A Knoxville, Tennessee 37931 (866) 594-5999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Linda M. Crouch-McCreadie Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 100 Med Tech Parkway Suite 200 Johnson City, Tennessee 37604 (423) 928-0181

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ⁭

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁭

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁭

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ⁭

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ⁭

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⁭	Accelerated filer ⁭

Non-accelerated filer ⁭	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant previously filed a Registration Statement on Form SB-2 (No. 333-147783) (the "Registration Statement on Form SB-2") with the Securities and Exchange Commission on December 3, 2007, as amended, which was declared effective on February 4, 2008 for the sale by selling stockholders of 22,436,231 shares of the Registrant's common stock. On May 5, 2009, the Registrant filed Post-Effective Amendment No. 1 on Form S-1/A (the "Post-Effective Amendment No. 1") to the Registration Statement on Form SB-2, which was declared effective on June 11, 2009, to (i) update the Registration Statement on Form SB-2 in accordance with section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), and (ii) convert the Registration Statement on Form SB-2 into a registration statement on Form S-1.

This Post-Effective Amendment No. 2 to Form S-1/A on Form S-3/A is being filed by the Registrant to (i) update Post Effective Amendment No. 1 in accordance with section 10(a)(3) of the Securities Act of 1933, as amended, (ii) remove from registration shares of common stock that were previously registered and not issued or issuable pursuant to the exercise of outstanding warrants, and (ii) convert Post-Effective Amendment No. 1 into a registration statement on Form S-3/A.

All filing fees payable in connection with the registration of the shares of common stock covered by this Post-Effective Amendment No. 2 to Form S-1/A on Form S-3/A were paid by the Registrant at the time of the initial filing of the Registration Statement on Form SB-2.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION Dated July 27, 2010

PROVECTUS PHARMACEUTICALS, INC.

14,555,025 Shares of Common Stock

________________________________________________

This prospectus relates to the sale or other disposition from time to time of up to 14,555,025 shares of our common stock, par value $.001 per share, issued and issuable upon the exercise of outstanding warrants, which are held by the selling security holders named in this prospectus and any supplement to this prospectus.  The selling stockholders acquired their warrants to purchase shares of common stock from us in certain private placements completed during the period beginning year 2005 and ending year 2007.

We will not receive any of the proceeds from the sale of shares by the selling stockholders.  However, we will receive the proceeds from the exercise of warrants by the selling stockholders, if any, to the extent that the warrants are exercised on a cash basis.  See "USE OF PROCEEDS" beginning on page 4 of this prospectus.

The selling stockholders may, from time to time, offer and sell or otherwise dispose of any or all of the shares of common stock described in this prospectus at the prevailing market price or in negotiated transactions.  These sales may be at fixed or negotiated prices and may be to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  The selling stockholders will bear all discounts, concessions commissions and similar expenses, if any, attributable to the sale of shares.  We will bear all other costs, expenses and fees in connection with the registration of shares.  For more information, see "PLAN OF DISTRIBUTION" beginning on page 7 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB." Our principal offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, and our phone number is (866) 594-5999.

Investing in our securities involves a high degree of risk. See "RISK FACTORS" beginning on page 3 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

________________________________________________

The date of this prospectus is ________, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS ...	1
WHERE YOU CAN FIND MORE INFORMATION .....................................................................................................................................................................................................	1
INCORPORATION OF DOCUMENTS BY REFERENCE ...........................................................................................................................................................................................	1
ABOUT PROVECTUS PHARMACEUTICALS ...	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ................................................................................................................................................................	3
RISK FACTORS ...	3
USE OF PROCEEDS ...	4
SELLING STOCKHOLDERS ...	4
PLAN OF DISTRIBUTION ...	7
DESCRIPTION OF CAPITAL STOCK ...	9
LEGAL MATTERS ...	11
EXPERTS ...	11

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3/A that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a "shelf" registration process. This shelf registration process relates to the offer and sale of up to an aggregate of 14,555,025 shares of common stock issued and issuable upon exercise of outstanding warrants by selling stockholders identified in this prospectus and any prospectus supplement.  As used in this prospectus, "selling stockholders" includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. The prospectus supplement may add, update or change information in this prospectus, including, but not limited to, information with respect to selling stockholders. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference" beginning on page 1 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Provectus," "Provectus Pharmaceuticals," "we," "us," or similar references mean Provectus Pharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC's website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 17, 2010;

•	our Proxy Statement on Schedule 14A filed on April 30, 2010; and

•	our Current Reports on Form 8-K filed on June 18, 2010, March 12, 2010, and January 12, 2010.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are not deemed to be filed and not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC's website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

ABOUT PROVECTUS PHARMACEUTICALS

Business Information

We are a development stage pharmaceutical company focused on developing, licensing and commercializing prescription drugs, medical devices and over-the-counter pharmaceutical products in the fields of dermatology and oncology. Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in prescription drugs, medical devices and over-the-counter products categories. The portfolio includes technologies for treating cancer and serious skin diseases, developing novel cancer medical devices, enhancing contrast in medical imaging, improving signal processing during biomedical imaging, and enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our over-the-counter products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

Corporate Information

Provectus Pharmaceuticals, Inc., formerly known as "Provectus Pharmaceutical, Inc." and "SPM Group, Inc.," was incorporated under Colorado law on May 1, 1978.  SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to "Provectus Pharmaceutical, Inc." and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation, which we refer to as PPI. On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical.  As a result, holders of 6,680,000 shares of common stock of Provectus Pharmaceutical exchanged their shares for all of the issued and outstanding shares of PPI.  As part of the acquisition, Provectus Pharmaceutical changed its name to "Provectus Pharmaceuticals, Inc.," and PPI became a wholly-owned subsidiary of Provectus.

On November 19, 2002, we acquired Valley Pharmaceuticals, Inc., a privately-held Tennessee corporation formerly known as Photogen, Inc., by merging our subsidiary PPI with and into Valley and naming the surviving corporation "Xantech Pharmaceuticals, Inc." Through this acquisition, we acquired our most important intellectual property, including issued U.S. patents and patentable inventions for the development of dermatology and oncology prescription drugs, medical devices and over-the-counter pharmaceutical products and for the preparation of human and animal vaccines, diagnosis of infection diseases and enhanced production of genetically engineered drugs.

On December 5, 2002, we acquired the assets of Pure-ific  L.L.C., a Utah limited liability company, and created a wholly-owned  subsidiary, Pure-ific Corporation, to operate that business. We acquired the product formulations for Pure-ific personal sanitizing sprays, along with the "Pure-ific" trademarks.

Provectus has the following seven wholly-owned subsidiaries: Xantech Pharmaceuticals, Inc.; Pure-ific Corporation; Provectus Biotech, Inc.; Provectus Devicetech, Inc.; Provectus Imaging, Inc.; IP Tech, Inc.; and Provectus Pharmatech, Inc. Provectus has designated all of its subsidiaries as non-core except for Provectus Pharmatech, Inc., which owns the patented technologies for its prescription drug product candidates for the treatment of cancer and serious skin diseases. The non-core subsidiaries own patented technologies for a range of other products that are intended to be further developed and licensed. The potential further development and licensure would likely be facilitated via the Company's selling a majority stake of the underlying assets of each non-core subsidiary. This transaction would likely be accomplished through a non-core spin-out process which would enable each non-core subsidiary to become a separate publicly held company.  Each new public entity could then raise funds without diluting the ownership of the then current stockholders of the Company.

  We manage Provectus and our subsidiaries on an integrated basis. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, telephone (866) 594-5999.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "may," "will," "could," "should," "expect," "anticipate," "intend," "estimate," "believe," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•	our need for, and the availability of, substantial capital in the future to fund our operations and planned clinical trials;

•	the conditions in the capital markets and the biopharmaceutical industry that may make raising capital or entering into strategic arrangements difficult and expensive;

•	the timing of our product development and evaluation;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing research and development activities;

•	the results of our preclinical and clinical trials, including regulatory approvals;

•	the success, timing and financial consequences of our formation of new business relationships and alliances; and

•	the timing and volume of sales of products for which we obtain marketing approval.

In addition, we have identified other important factors that could cause future events to differ from our current expectations and described such factors in this prospectus and supplements to this prospectus under the caption "Risk Factors," as well as in our most recent Annual Report on Form 10-K, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of any of our common stock offered in this prospectus and issued upon a cashless exercise of outstanding warrants. We will not receive any of the proceeds from any sale of the shares by selling stockholders.  If the warrants that were issued to the selling stockholders to purchase 14,555,025 shares of common stock are exercised by payment of cash, we will receive estimated proceeds of approximately $13,825,000 from the selling stockholders.  In such event, we intend to use the cash proceeds received for:

•	general corporate purposes, additions to working capital and capital expenditures;

•	research and development activities; and/or

•	the expansion of our business through internal growth or acquisitions.

SELLING STOCKHOLDERS

When we refer to "selling stockholders" in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the selling stockholders' interests in shares of our common stock other than through a public sale.

The following table sets forth as of the date of this prospectus the name of each selling stockholder for whom we have registered shares of common stock for resale to the public and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. The information set forth below is based on information known to us. The common stock being offered by the selling stockholders consists of 14,555,025 shares issued or issuable upon exercise of outstanding warrants that were issued to each such selling stockholder in one or more private placement transactions exempt from registration under section 4(2) of the Securities Act that occurred during the period beginning year 2005 and ending year 2007.

Based on information known to us or provided to us by each selling stockholder and as of the date the information was known to us or was provided to us, assuming that the selling stockholders sell all of their shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling stockholder will not own any shares other than those appearing in the column entitled "Amount of Beneficial Ownership Post Offering." We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. However, certain warrants are subject to limitations upon exercise, if any. The most significant of these limitations is that the selling stockholder may not exercise its warrants if the exercise would cause such holder’s beneficial ownership of our common stock (excluding shares underlying any of their unconverted to debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of common stock. Therefore, although they are included in the table below, the number of shares of common stock for some listed persons may include shares that may not be purchased during a given 60-day period used for purpose of determining beneficial ownership.

Except for relationships noted in the selling stockholder table, none of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

Name of Investor	Beneficial Ownership	Number of Shares being Registered(1)	Amount of Beneficial Ownership Post Offering(2)	% Beneficially Owned Post Offering

Lawrence B. Ordower	416,666	416,666	0	*
Michael H Davidson	166,666	166,666	0	*
Jamie Ordower	83,333	83,333	0	*
Garrett Ordower	83,333	83,333	0	*
Frank X. Gruen	166,666	166,666	0	*
Ronald E. Davis, Jr.	83,334	83,334	0	*

Douglas W. Lyons Revocable Trust 12/20/99	833,334	833,334	0	*
Banyan Investors, L.L.C.	833,334	833,334	0	*
Robert D. Duncan	266,666	166,666	100,000	*
Nancy C. Campbell	41,666	41,666	0	*
Timothy M. Holmes Revocable Trust	303,333	203,333	100,000	*
Stephen R. Quazzo Trust	150,001	83,334	66,667	*
Nite Capital LP	366,666	166,666	200,000	*
Abba Properties	266,666	266,666	0	*
Michael P. Morrison	166,666	166,666	0	*
Effective Trading, LLC	916,666	916,666	0	*
Dennis J. Klein	66,667	66,667	0	*
Columbia Holdings, LTD	3,300,001	1,833,334	1,466,667	1.8%
David E. and Kirsten R. Cunningham Charitable Foundation	166,668	166,668	0	*
Ruth Bayer	83,334	83,334	0	*
Dr. Donald Adams(3)	6,028,261	558,334	5,469,927	6.9%
Joan K. Adams(3)	6,028,261	558,333	5,469,928	6.9%
Dr. Douglas Adkins	209,200	150,000	59,200	*
MSR Consultants LTD	380,334	178,334	202,000	*
Mary Ardinger	27,168	16,668	10,500	*
Thomas Doyle	30,002	16,668	13,334	*
JMB Financial Consultants LTD	55,002	41,668	13,334	*
Dr. Thomas & Susan Donnelly	96,989	41,666	55,323	*
Tim McNamee	29,168	29,168	0	*
RDB, Ltd.	61,666	61,666	0	*
Robert A. Edwards	45,003	25,002	20,001	*
Linda M. Pearson	45,003	25,002	20,001	*
Alex Lisyanske	77,107	37,401	39,706	*
Peter & Lillian Sivaslian	388,849	138,750	250,099	*
Anita Iversen	33,750	18,750	15,000	*
Michael Rosenbaum	86,275	34,625	51,650	*
Leon Somerall	131,750	31,750	100,000	*
Arthur Roshwalb	48,600	27,000	21,600	*
Dr. William Sperling	197,100	53,000	144,100	*
Nino Cutillo	22,005	12,225	9,780	*
Eugene and Barbara Golia	15,001	8,334	6,667	*
Joel Mair	71,791	31,791	40,000	*
Stan Katz	189,442	60,254	129,188	*
Tim Richardson	94,611	51,472	43,139	*
Steven Ross	157,292	90,625	66,667	*
Frank Powers	80,000	41,667	38,333	*
William & Kellie Wood	60,001	33,334	26,667	*
Marty Belz	641,250	168,750	472,500	*
Jordan Keller	22,500	12,500	10,000	*
Charles Ellis	7,506	4,170	3,336	*
Chad Ellis	9,000	5,000	4,000	*
Fountain Key Trust	150,001	83,334	66,667	*
Jack Richardson	45,000	25,000	20,000	*
Gordon D. Katz	68,000	50,000	18,000	*
Damon Testaverde	1,354,996	666,667	688,329	*
William Heming, Jr.	569,323	333,333	235,990	*

Arun K. Veluchamy	1,125,000	625,000	500,000	*
Ronald Stone Insurance Trust	1,273,499	800,166	473,333	*
Jan E. Koe	97,501	83,334	14,167	*
James Cristantiello	266,666	133,333	133,333	*
Douglas W. Lyons Revocable Trust 12/20/99	149,999	83,333	66,666	*
Ronald Earl Davis, Jr.	117,000	83,333	33,667	*
Stephen R. Quazzo Trust dated 11/09/95	150,001	83,334	66,667	*
Robert D. Duncan	399,999	166,666	233,333	*
Shelby E.L. Pruett	45,000	45,000	0	*
Whalehaven Capital Fund Limited	397,466	397,466	0	*
Snedegar Revocable Living Trust	166,666	166,666	0	*
Vesterix Venture Capital LLC	237,002	131,668	105,334	*
Kenneth and Nancy Spadaford	236,250	81,250	155,000	*
Frank DiPerna	29,500	25,000	4,500	*
W. Allen Everette	75,000	45,000	30,000	*
Kenneth Hicks	50,000	50,000	0	*
Samuel Stephen Gains	33,333	20,000	13,333	*
William James Crusoe	90,275	90,275	0	*
Kenneth Spadaford	236,250	90,000	146,250	*
Venture Catalyst, LLC	281,171	44,044	237,127	*
Raphael P. Haddock	17,040	17,040	0	*
Lawrence C. Haddock	232,693	232,693	0	*
Libby Schilit	90,000	90,000	0	*
Carolyn Fairbank & Keith Biggs	44,667	21,667	23,000	*
Lawrence Smelzer	118,694	20,294	98,400	*
Wayne R. Wightman	7,900	2,900	5,000	*
James R. Kickel	39,400	2,900	36,500	*
Anthony A. Ripepi, Jr.	17,900	2,900	15,000	*
Joseph J. Marcoquiseppe	3,970	1,470	2,500	*
Dominic Sabatino, Jr.	13,470	1,470	12,000	*
Paul R. Santora	16,400	2,900	13,500	*
Robert S. Kelley	7,900	2,900	5,000	*
James A. Shakour	17,900	2,900	15,000	*
Patrick J. Crean	14,700	14,700	0	*
Gregory K. Crean	15,800	5,800	10,000	*
Robert W. Grambo	74,200	11,700	62,500	*
Drane & Freyer Profit Sharing Plan, for the benefit of Scott A. Drane	105,001	58,334	46,667	*
Drane & Freyer Profit Sharing Plan for the benefit of Wendy Freyer	45,000	25,000	20,000	*
Fort Mason Partners, L.P.(4)	167,016	10,500	156,516	*
Fort Mason Master, L.P. (4)	167,016	156,516	10,500	*
Josh Fisher	125,000	75,000	50,000	*
__________

(*) Less than 1%.

(1)	The numbers on the table reflect the actual number of shares issued or issuable to the selling stockholder pursuant to warrants to purchase common stock.

(2)	Assumes that all shares registered for resale pursuant to this offering have been sold.

(3)
Based on a Schedule 13G/A filed with the SEC by Donald E. Adams and Joan K. Adams on March 18, 2010, to our knowledge Dr. Adams and Ms. Adams beneficially own 5,494,928 shares of our common stock. Of the shares of our common stock beneficially owned, 2,527,096 are owned directly by Mr. Adams and are comprised of (i) 1,968,762 shares of our common stock; and (ii) 558,334 shares of our common stock issuable upon the exercise of a warrant expiring on December 31, 2010. Of the total number of shares of our common stock beneficially owned, 2,967,832 are owned directly by Joan K. Adams and are comprised of (i) 2,409,499 shares of our common stock; and (ii) 558,333 shares of our common stock issuable upon the exercise of a warrant expiring on December 31, 2010. Donald E. Adams and Joan K. Adams are husband and wife. Each Reporting Person disclaims beneficial ownership of the shares of our common stock owned directly by his or her spouse.

(4)
The shares beneficially owned are owned by Fort Mason Partners, L.P. and Fort Mason Master, L.P.  Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason fund and, in such capacity, exercises sole voting and investment authority with respect to such shares.  Mr. Daniel German serves as the sole managing member of Fort Mason Capital, LLC.  Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein include donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling or otherwise disposing of the shares registered hereunder:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or over-the counter distribution in accordance with the rules of the applicable exchange or other market;

•	privately negotiated transactions;

•	short sales, but, if at all, only after the effectiveness of the registration statement of the shares of common stock offered hereby;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933 rather than under this prospectus, provided that they meet the criteria and conform to the requirements of that rule.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  Otherwise, we are required to pay all fees and expenses incident to the registration of the shares.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, under an amendment or supplement to this prospectus under Rule 424(b)(3) or under other applicable provision of the Securities Act amending or supplementing the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.  To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with the sale of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  We believe that the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

The aggregate proceeds received by the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering, except that we will receive the exercise price of any warrants exercised for cash.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders may be subject the anti-manipulation rules of Regulation M under the Exchange Act, which may limit the timing of purchases and sales of shares of our common stock by such selling stockholders.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital, restated articles of incorporation, and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in "Where You Can Find More Information" and "Incorporation of Documents by Reference" beginning on page 1 of this prospectus.

Governing Law and Organization Documents

Stockholders' rights and related matters are governed by the laws of the State of Nevada, our restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our bylaws. Our articles of incorporation may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our bylaws may be amended by either the affirmative vote of 75% of all shares outstanding and entitled to vote generally in the election of directors or by an affirmative vote of a majority of our directors then holding office.

Common Stock

Under our restated articles of incorporation, we are authorized to issue up to 150,000,000 shares of common stock, par value $.001 per share. As of June 30, 2010, 79,239,141 shares of common stock were issued and outstanding.

Dividends, Voting Rights and Liquidation

Except as required by law or by our articles of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock and preferred stock, voting as a single class, are able to elect all directors. Our articles of incorporation do not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders, and the common stock is not subject to liability for further calls or to assessments by the Company.

In the event of our liquidation, dissolution or winding up, holders of our common stock and our preferred stock are entitled to share ratably on an as-converted basis in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of issued and outstanding 8% convertible preferred stock are entitled to a liquidation preference, whereby they are entitled to receive out of our assets cash in an amount equal to the original issue price of the 8% convertible preferred stock, subject to adjustment, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock before any payment or distribution it made on the common stock.  Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of issued and outstanding 8% convertible preferred stock, in addition to any other rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future.  This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and to Nevada law.

Warrants and Options

As of June 30, 2009, we have reserved for issuance 28,170,564 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock and 8,715,955 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. The warrants and options have a weighted average exercise price of approximately $1.02 and $0.95 per share, respectively.

Preferred Stock

As of June 30, 2010, we have reserved for issuance 13,283,322 shares of common stock for issuance upon the conversion of outstanding shares of 8% convertible preferred stock. See "DESCRIPTION OF CAPITAL STOCK – Preferred Stock" beginning on page 10 of this prospectus.

Transfer Agent and Registrar

We have retained Standard Registrar and Transfer Company, 12528 South 1840 East, Draper, Utah 84020, as the transfer agent for our common stock. Standard Registrar & Transfer Company's telephone number is (801) 266-7151.

Quotation

Our common stock is quoted on the OTC Bulletin Board under the symbol "PVCT.OB."

Preferred Stock

Under our articles of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors.

8% Convertible Preferred Stock

Our board of directors has authorized for issuance up to 13,333,333 shares of 8% convertible preferred stock having the rights, privileges, preferences and restrictions set forth in the certificate of designation filed with the Nevada Secretary of State on March 5, 2010. As of June 30, 2010, 13,283,322 shares of 8% convertible preferred stock were issued and outstanding. Pursuant to their registration rights agreement, the current holders of the 8% convertible preferred stock do not currently have piggyback registration rights pertaining to the common stock underlying these holders’ shares of 8% convertible preferred stock or warrants issued to such holders, and such shares of common stock are not being included in this registration statement.

The following is a summary of the rights, privileges, preferences and restrictions set forth in the certificate of designation for the 8% convertible preferred stock.

Dividends. Dividends on the 8% convertible preferred stock accrue at an annual rate of 8% of the original issue price, which is $0.75 per share, subject to adjustment, and is payable on a quarterly basis. We may elect to satisfy our obligation to pay quarterly dividends either in cash or by distribution of common stock. For the foreseeable future, we anticipate paying the dividends by distribution of common stock. The number of shares of common stock payable in satisfaction of dividend obligations will be equal to the quotient of amount of the cash dividend per share of 8% convertible preferred stock divided by the market price determined as of the dividend payment date. The market price for calculation of shares of common stock issuable in satisfaction of dividends will be the volume-weighted average price of common stock for the 15 trading days immediately preceding such date.

Conversion. Shares of 8% convertible preferred stock shall be convertible at the option of their holder into shares of common stock. At our option, but only after such time that the volume-weighted average price of our common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may convert all or a portion of the outstanding 8% convertible preferred stock into shares of common stock. Each share of 8% convertible preferred stock will be convertible into one share of common stock, subject to adjustment. The number of shares of common stock issuable on conversion will be adjusted for, among other things, stock splits, dividends, distributions, recapitalizations and other similar transactions. Our right to convert the outstanding 8% convertible preferred stock into shares of common stock is suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Liquidation Preference. Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holders of the 8% convertible preferred stock will be entitled to receive out of our assets cash in an amount equal to the original purchase price, subject to adjustment, plus all accrued and unpaid dividends on our common stock or other capital stock ranking junior to the 8% convertible preferred stock. If our assets are insufficient to pay full preferential amount, then the holders of the 8% convertible preferred stock will share in the distribution pro rata. Holders of the 8% convertible preferred stock will be entitled to exercise their right to convert the 8% convertible preferred stock into common stock prior to the distribution upon liquidation. A merger or other corporate reorganization in which our stockholders receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of our voting stock immediately before the consolidation or merger will in the aggregate own more than 50% of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of our assets are sold will be treated as a liquidation for purposes of the liquidation preference. We refer to such an event as a deemed liquidation event.

Voting Rights. On all matters for which the holders of common stock are entitled to vote, the 8% convertible preferred stock will entitle its holders to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law. So long as at least 25% of the originally-issued shares of 8% convertible preferred stock are outstanding, we may not, without the consent or affirmative vote of the holders of at least a majority of the then outstanding 8% convertible preferred stock, take action that (i) creates any new class or series of equity securities or any other security convertible into equity securities ranking senior to the 8% convertible preferred stock with respect to redemption, voting, dividends, or liquidation rights, (ii) amend, alter, or repeal any provision of our articles of incorporation or bylaws in a manner that is adverse to the relative rights, preferences, qualifications, limitations or restrictions of the 8% convertible preferred stock, (iii) declare or pay a dividend or distribution on any of our outstanding securities prior to payment of the dividends on the 8% convertible preferred stock; or (iv) approve a deemed liquidation event.

Redemption. At our option, but only after such time that the volume-weighted average price of common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may redeem all or a portion of the outstanding 8% convertible preferred stock at the original issue price, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock. Prior to the date of redemption, each holder of 8% convertible preferred stock being redeemed may elect to convert its 8% convertible preferred stock, in whole or in part, to common stock as described above. Our right to redeem the outstanding 8% convertible preferred stock will be suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Anti-Dilution. Shares of 8% convertible preferred stock are entitled to anti-dilution protection for a period of five years after the first issuance of 8% convertible preferred stock. If we issue or are deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the 8% convertible preferred stock will be reduced, concurrently with such issue, to the consideration per share received by us for such issue or deemed issue of the additional shares of common stock.

Ownership Limitation. The right of holders of 8% convertible preferred stock to convert the 8% convertible preferred stock into common stock is subject to a 4.99% limitation. A holder of 8% convertible preferred stock may increase the ownership limitation percentage to 9.99% effective the 61st day after providing notice of such increase us in writing. Holders of 8% convertible preferred stock shall not have the right to convert 8% convertible preferred stock if such conversion or exercise would result in such holder (together with such holder’s affiliates) beneficially owning more than the ownership limitation percentage immediately after giving effect to such conversion or exercise.

LEGAL MATTERS

Certain legal matters in connection with the securities have been passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 and for the period from January 17, 2002 (inception) to December 31, 2009 and for each of the two years in the period ended December 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROVECTUS PHARMACEUTICALS, INC.

 14,555,025 Shares of Common Stock

________________________________________________

PROSPECTUS

________, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee (previously paid)		$1,712

Printing and engraving expenses		2,500

Legal fees and expense		10,000

Accounting fees and expenses		5,000

Miscellaneous		1,500

Total	$	$20,712

Item 15. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a "non-derivative proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•
Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a "derivative proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our articles of incorporation, we are obligated to indemnify, to the fullest extent permitted by Nevada law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that the director or officer, or a person of whom he or she is the legal representative, is or was a director or officer of Provectus, or a member of any committee of our board of directors, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director officer, partner, trustee, employee or agent; against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the director or officer in connection with the proceeding. In addition, indemnification is required to continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and inures to the benefit of his or her heirs, executors and administrators. However, subject to the exceptions detailed below, we may indemnify a person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if the proceeding (or part thereof) was authorized by our board of directors. We may indemnify any employee or agent of Provectus to an extent greater than required by law only if and to the extent that our directors, in their discretion, may determine.

If we do not pay a claim for indemnification under our articles of incorporation in full within 30 days after a written claim has been received by us, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also will be entitled to be paid the expense of prosecuting such claim. With some exceptions, we may defend against an action brought for this purpose that the claimant has not met the standards of conduct which make it permissible under Chapter 78 of the Nevada Revised Statutes for us to indemnify the claimant for the amount claimed, but the burden of proving such defense is on us. Neither our failure (including the failure of our board of directors, independent legal counsel or our stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Chapter 78 of the Nevada Revised Statutes, nor an actual determination by us (including our board of directors, independent legal counsel or our stockholders) that the claimant has not met such applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Provectus pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Knoxville, State of Tennessee, on July 23, 2010.

PROVECTUS PHARMACEUTICALS, INC.

By: /s/ Timothy C. Scott
                            Name: Timothy C. Scott, Ph.D.
                            Title: President

By: /s/ Peter R. Culpepper
                            Name: Peter R. Culpepper
                            Title: Chief Financial Officer and Chief Operating Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Name	Capacity	Date

/s/ H. Craig Dees, Ph.D.	Chief Executive Officer (principal executive officer) and Chairman of the Board	July 23, 2010
H. Craig Dees, Ph.D.

/s/ Peter R. Culpepper	Chief Financial Officer (principal financial officer and principal accounting officer) and Chief Operating Officer	July 23, 2010
Peter R. Culpepper, MBA

*	President and Director	July 23, 2010
Timothy C. Scott, Ph.D.

*	Executive Vice President - Pharmaceuticals and Director	July 23, 2010
Eric A. Wachter, Ph.D.

*	Director	July 23, 2010
Stuart Fuchs

*	Director	July 23, 2010
Kelly M. McMasters

*By /s/ H. Craig Dees, Ph.D.	Attorney-in-fact	July 23, 2010
H. Craig Dees

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Provectus Pharmaceuticals, Inc. (the "Company"),(1) as amended by Certificate of Amendment to Articles of Incorporation(2)

3.2	Certificate of Designation for 8% Convertible Preferred Stock(3)

3.3	Bylaws of the Company(4)

4.1	Specimen certificate for the common stock, par value $.001 per share, of the Company(5)

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC(6)

10.1	Form of Securities Purchase Agreement entered into between the Company and the Selling Stockholders(7)

10.2	Form of Warrant issued to Selling Stockholders(7)

10.3	Form of Securities Purchase Agreement entered into between the Company and the Selling Stockholders(6)

10.4	Form of Registration Rights Agreement related to the Securities Purchase Agreement(6)

23.1	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)(8)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)(6)

24.1	Power of attorney (included in the signature page) (9)

(1)	Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, as filed with the SEC on August 14, 2003 and incorporated by reference herein

(2)	Previously filed as an exhibit to the Company's Current Report on Form 8-K as filed with the SEC on January 12, 2010 and incorporated by reference herein

(3)	Previously filed as an exhibit to the Company's Current Report on Form 8-K as filed with the SEC on March 12, 2010 and incorporated by reference herein

(4)	Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the SEC on March 20, 2008 and incorporated by reference herein

(5)	Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on April 15, 2003 and incorporated by reference herein

(6)	Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (Reg. No. 333-147783) as filed with the SEC on December 3, 2007 and incorporated by reference herein

(7)	Previously filed as an exhibit to the Company's Current Report on Form 8-K as filed with the SEC on August 30, 2005 and incorporated by reference herein

(8)	Filed herewith

(9)    Previously filed in the Company's Registration Statement on Form SB-2 (Reg. No. 333-147783) as filed with the SEC on December 3, 2007 and incorporated by  reference herein